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                                  EXHIBIT 99.1

                                                                       [i2 LOGO]

i2 Chairman Sanjiv Sidhu Assumes Role of CEO
Greg Brady Transitions into New Role

     DALLAS - April 15, 2002 - i2 Technologies, Inc. (Nasdaq: ITWO), the leading provider of dynamic value chain management solutions, today announced that Chairman Sanjiv Sidhu has assumed the role of chief executive officer of i2, and former CEO Greg Brady has resigned. Brady will remain in an advisory capacity with i2 during the transition. He will also continue to serve as a member of i2's Board of Directors.

     "Greg joined i2 in 1994 and contributed significantly to the company through the highest growth period in its history," said Sidhu. "i2 benefited greatly from Greg's unique mix of entrepreneurial spirit and an in-depth understanding of the technical side of the business. He deserves a lot of credit for helping build i2 into the company it is today."

     "I'm proud of what i2 has accomplished during my tenure with the company, and convinced of the company's potential," said Brady. "At this stage of my career and for personal reasons, I made the decision that it was the right time for me to step aside as the leader of i2. I will certainly miss working day-to-day with our outstanding customers, partners and employees, and look forward to consulting with Sanjiv to ensure a smooth transition." Brady did not provide details of his future plans.

     Sanjiv Sidhu founded i2 in 1988 with the vision of helping businesses make more intelligent decisions by using information resources. Based on his vision, i2 grew to become the market leader in supply chain management for the past decade. Sidhu pioneered the dynamic value chain management business philosophy to extend supply chain capabilities beyond the four walls of an organization to enable true collaborative business with trading partners. His passion is providing optimum value for i2's customers. In the role of CEO, Sidhu will work to refocus i2's sales and development organizations to ensure the highest level of customer success.

     Working with Sidhu to manage the operations of the company will be Sam Nakane, who was recently named chief operating officer. Nakane has more than three decades of experience managing all facets of global business operations at companies such as IBM, SAP and PwC. Most recently, Nakane was chairman, president and CEO of i2's Japan operations. Together, Sidhu and Nakane will focus on returning i2 to financial growth and sustainable profitability.

     In a separate move, Tom Cooper, executive vice president of i2 and president of Americas Sales, has decided to depart the company, but will stay in his position while the company develops a transition plan.

     "The past 18 months have been challenging for i2 and others in the enterprise software arena, as overall corporate IT spending has been significantly constrained," added Sidhu. "As the economy begins to rebound, we see a huge opportunity to help companies improve their efficiency, as well as reduce their cost of goods sold. I am very excited about working with the i2 team to improve quality in all that we do, build customer success, enhance sales execution and our organizational effectiveness."

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i2 Chairman Sanjiv Sidhu Assumes Role of CEO
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About i2

     For more than a decade, i2 has been a leader in supply chain management. i2 has extended its technology and expertise to Dynamic Value Chain Management--solutions to help companies collaborate on decision-making processes not only across functions within a single company, but across multiple companies. i2 solutions span the value chain interactions, including customer relationship management, supply chain management and supplier relationship management. Established in 1988, i2 is the only software solutions provider that measures, audits, and reports total value provided to its customers, with a mission to deliver $75 billion in value by 2005. Learn more at www.i2.com. i2 is a registered trademark of i2 Technologies, Inc. and its subsidiaries.

Cautionary Language

     This press release may contain forward-looking statements that involve risks and uncertainties, including statements regarding management's ability to build or ensure customer success, reduce customers' cost of goods sold, improve overall quality, enhance sales execution and improve organizational effectiveness. These forward-looking statements involve risks and uncertainties that may cause actual results to differ from those projected. For a discussion of factors that could impact i2's financial results and cause actual results to differ materially from those in forward-looking statements, please refer to i2's recent filings with the SEC, particularly the Form 10-K filed April 1, 2002. i2 assumes no obligation to update the forward-looking information contained in this news release.

Contact:
Sue LaDow
i2 Technologies
469-357-3027
susan_ladow@i2.com